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                                                                    EXHIBIT 99.1

                           Section 906 Certification

     The following statement is provided by the undersigned to accompany the Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2002 pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be deemed filed pursuant to any provision of the Securities Exchange Act of 1934 or any other securities law.

     Each of the undersigned certifies that the foregoing Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Corvis Corporation.

/s/ David R. Huber                          /s/ Lynn D. Anderson
-----------------------------------------   ----------------------------------------
Name:    David R. Huber, Ph.D.              Name:    Lynn D. Anderson
Title:   Chairman of the Board, President   Title:   Senior Vice President, Chief
         and Chief Executive Officer                 Financial Officer and Treasurer
Company: Corvis Corporation                 Company: Corvis Corporation